SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – March 18, 2011

THE BANK OF NEW YORK

MELLON CORPORATION

(Exact name of registrant as specified in charter)

Delaware	000-52710	13-2614959
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Wall Street New York, New York		10286
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code – (212) 495-1784

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	OTHER EVENTS.

On March 18, 2011, The Bank of New York Mellon Corporation (the “Company”) issued a press release that the Board of Governors of the Federal Reserve System did not object to its comprehensive capital plan. On March 22, 2011, the Company issued a press release that its Board of Directors authorized an increase in the quarterly dividend from the current nine cents per share of the Company’s common stock, par value $0.01 per share (the “Common Stock”) to 13 cents per share of Common Stock, and approved an increase to the current share repurchase program authorization, that brings the total number of shares of Common Stock available for repurchase to 46.8 million. The Company’s press releases are filed as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d) EXHIBITS.

Exhibit Number	Description

99.1	Press Release dated March 18, 2011

99.2	Press Release dated March 22, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

The Bank of New York Mellon Corporation (Registrant)

Date: March 22, 2011	By:	/s/ Patricia A. Bicket
	Name:	Patricia A. Bicket
	Title:	Assistant Secretary

EXHIBIT INDEX

Number	Description	Method of Filing

99.1	Press Release dated March 18, 2011	Filed herewith

99.2	Press Release dated March 22, 2011	Filed herewith